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Exhibit 5.1

March 16, 2026

Cineverse Corp.

224 West 35th Street, Suite 500 #947

New York, New York 10001

Ladies and Gentlemen:

We are acting as special counsel to Cineverse Corp. a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Act”), with the Securities and Exchange Commission (the “Commission”) relating to the registration of 21,805,701 shares of Class A common stock, $0.001 par value per share (the “Shares”), by certain selling stockholders listed in the Registration Statement. Of such Shares, (i) 4,766,840 Shares are issuable as part of the purchase price to sellers (the “Sellers”) of IndiCue, Inc. pursuant to the Stock Purchase Agreement among the Company and the Sellers party thereto dated as of February 12, 2026 (the “IndiCue Agreement”), (ii) 9,326,425 Shares are issuable to the Sellers as earnout shares pursuant to the IndiCue Agreement, (iii) 6,500,000 Shares are issuable to investors (the “Investors” and, together with the Sellers, the “Selling Stockholders”) in the Company’s convertible notes dated February 12, 2026 (the “Notes”) upon conversion of the Notes or, alternatively, the exercise of warrants that may become issuable to the Investors upon certain prepayments of the Notes (the “Warrants” and, together with the IndiCue Agreement and the Notes, the “Documents”), and (iv) 1,212,436 Shares are issuable to the Investors as payment of interest on the Notes, by the Company.

In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Documents; (ii) the Registration Statement, together with exhibits and schedules thereto, in the form filed with the Commission; (iii) the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended to date; (iv) the Company’s By-Laws, as amended to date; and (v) the records of corporate proceedings of the Company relating to the Shares, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4855-0706-5095v.2" "" 4855-0706-5095v.2

March 16, 2026

For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, and the genuineness of all signatures on all documents examined by us, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology). As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and, upon issuance in accordance with the Documents, as applicable, will be validly issued, fully paid and non-assessable.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present General Corporation Law of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kelley Drye & Warren LLP Kelley Drye & Warren LLP

KELLEY DRYE & WARREN LLP 2

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4855-0706-5095v.2" "" 4855-0706-5095v.2